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                                                                    EXHIBIT 23.0

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                           ON SUPPLEMENTAL SCHEDULE


To the Board of Directors and Stockholders of iGate Capital Corporation:

  We have audited in accordance with accounting standards generally accepted in the United States, the financial statements included in this Form 10-K and have issued our report thereon dated February 10, 2001. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule set forth in Schedule II is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and regulations and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                                      /s/ ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
February 10, 2001